As filed with the Securities and Exchange Commission on June 26, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Trust Exchange-Traded Fund VIII

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

FIRST TRUST TCW OPPORTUNISTIC FIXED INCOME ETF (FIXD)

120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187

June 26, 2025

Dear Stockholder:

We are almost there, but we need your help.

First Trust TCW Opportunistic Fixed Income ETF (“FIXD”) recently held its special meeting of stockholders (the “Special Meeting”) on Monday, June 23, 2025. The two proposals that were considered at the Special Meeting are described in detail in the proxy statement mailed there and abouts of May 6, 2025.

The Special Meeting has been adjourned until Monday, July 14, 2025 to afford additional time for stockholders to vote for the two proposals found in the Proxy.

Our records indicate that First Trust TCW Opportunistic Fixed Income ETF, in which you are invested, has yet to receive sufficient voting participation. We apologize for the continued follow-up regarding this matter. However, it is critical that we receive your proxy vote by July 13, 2025. Please help us to avoid further delay and cost by taking a moment to cast your vote today regardless of the number of shares you own. Every vote is important.

Detailed information about the Special Meeting and the proposals can be found in the proxy statement. Should you have any questions about the proposals, or about how to vote, please call 1-877-297-1738.

Thank you in advance for your attention to this important matter.

Sincerely,

James A. Bowen

Chairman of the Board

Voting is easy. Please take a moment now to cast your vote using one of the voting options listed below:

1.	Vote by Phone. Simply dial the toll-free number located on the enclosed proxy card. Please have the proxy card available at the time of the call.

2.	Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.